SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2003

Modem Media, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Avenue, Norwalk, Connecticut 06855

(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000

(Registrant’s telephone number, including area code)

Item 5.    Other Events

On March 10, 2003, G.M. O’Connell, our Chairman, amended and extended his Sales Plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Sales Plan originally was entered into on March 20, 2000, and subsequently amended on March 7, 2002, to implement a sales program to sell up to 1,000,000 shares of our common stock, of which 60,000 shares have been sold as of March 10, 2003. As of March 10, 2003, Mr. O’Connell beneficially held common stock of 2,476,146 shares (including 461,000 shares of common stock subject to options, which are exercisable within 60 days of March 10, 2003). The sales pursuant to the Sales Plan will be on the open market subject to certain parameters. The Sales Plan, as amended, will terminate on March 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

/S/ FRANK CONNOLLY
Frank Connolly
Chief Financial Officer

March 10, 2003

2